Exhibit 99.1

Contact: Bob DeBarr
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800

Press Release
MICREL REPORTS 2013 FOURTH QUARTER
AND FULL YEAR FINANCIAL RESULTS

•	Revenues of $60.0 million, up 3.2% from $58.2 million for the third quarter

•	Full year revenues of $237.1 million, compared to $250.1 million in 2012

•	GAAP net income of $3.4 million, or $0.06 per diluted share for the fourth quarter

•	Non-GAAP net income of $4.6 million, or $0.08 per diluted share for the fourth quarter

•	GAAP net income of $17.6 million, or $0.30 per diluted share for 2013

•	Non-GAAP net income of $22.3 million, or $0.38 per diluted share for 2013

•	Gross margin of 50.7% and 51.5% for the fourth quarter and full year 2013, respectively

•	Repurchased 1.1 million shares of Micrel common stock for a total of $10.2 million for the fourth quarter

•	Repurchased 2.4 million shares of Micrel common stock for a total of $23.3 million for 2013

•	Micrel declares quarterly dividend of $0.05 per share

San Jose, CA, Jan. 30, 2014 - Micrel, Incorporated (Nasdaq: MCRL), a leading global manufacturer of IC solutions for the worldwide high performance linear and power, LAN and timing and communications markets, today announced financial results for the fourth quarter and full year ended December 31, 2013.
Revenues for the fourth quarter were $60.0 million, a $1.8 million or 3.2% increase, compared to $58.2 million for the third quarter of 2013 and a $2.3 million or 3.7% decrease from $62.3 million for the fourth quarter of 2012.
GAAP net income was $3.4 million, or $0.06 per diluted share, for the fourth quarter of 2013, compared to net income of $4.0 million, or $0.07 per diluted share, for the third quarter of 2013 and net loss of $4.5 million, or a loss of $0.08 per diluted share, for the fourth quarter of 2012.

Micrel Reports 2013 Fourth Quarter and Full Year Financial Results
January 30, 2014

Non-GAAP net income was $4.6 million, or $0.08 per diluted share, for the fourth quarter of 2013, compared to net income of $5.2 million, or $0.09 per diluted share, for the third quarter of 2013 and $4.7 million, or $0.08 per diluted share, for the fourth quarter of 2012.
During the fourth quarter of 2013, the Company recorded a restructuring charge of $1.4 million related to employee severances.
GAAP net income was $17.6 million, or $0.30 per diluted share, for 2013, compared to net income of $12.3 million, or $0.20 per diluted share, for 2012. Non-GAAP net income was $22.3 million, or $0.38 per diluted share, for 2013, compared to $25 million, or $0.41 per diluted share, for 2012. GAAP gross margin was 51.5% for 2013, compared to 53.1% for 2012.
Commenting on the fourth quarter and full-year 2013 results, Micrel’s President and CEO Ray Zinn said, “The fourth quarter was an exceptional quarter for Micrel with revenue up 3.2% to $60.0 million. Operationally, fourth quarter gross margins held steady compared to the prior quarter and we made good progress in reducing inventory levels and operational costs. These fourth quarter results wrapped up a solid earnings year for Micrel. Despite the economic uncertainty facing our industry and the slow pace of the recovery that persisted throughout the year, bookings were strong during 2013 and yielded a book-to-bill ratio of around one for the full year. In addition, I am pleased with the new products we introduced during the past year. We continue to experience sustained design win momentum, and we are happy with the traction that our products are generating in the marketplace. We continue to control our expenses, buy back stock and pay a dividend as the Company seeks to return most of its free cash flow back to investors.”
Outlook
Mr. Zinn continued, “We are cautiously optimistic that Micrel has turned the corner and will resume its growth trajectory. We are thrilled with the number of new products that are getting great traction with our customers. With the acceleration of the ‘Internet of Things’ trend, our LAN, timing and analog products are in strong demand. In addition, our penetration into the automotive market remains firmly on-track. Revenue in the first quarter of 2014 will be in the range of down 1% to up 3% on a sequential basis. Gross margins are expected to be approximately 51% resulting in GAAP EPS within the range of $.05 to $.08 per diluted share,” Mr. Zinn concluded.
Dividend
The Company announced today that Micrel’s Board of Directors has authorized a quarterly cash dividend of $0.05 per share of common stock. The payment of this dividend will be made on February 27, 2014 to shareholders of record as of February 13, 2014.

Micrel Reports 2013 Fourth Quarter and Full Year Financial Results
January 30, 2014

Share Repurchase Plan
In the fourth quarter of 2013, the Company repurchased 1.1 million shares for a total of $10.2 million. For the full year, the Company repurchased 2.4 million shares for a total of $23.3 million. Last quarter, the Company announced that its Board of Directors authorized the repurchase of an additional $30.0 million of the Company’s common stock.  This most recent authorization is in addition to the approximately $6.0 million of the Board of Directors’ previous authorization remaining as of September 30, 2013.  At year end, Micrel had approximately $25.8 million remaining under the current repurchase authorization. Stock repurchases may occur from time to time in the open market or in privately negotiated transactions; provided that the repurchases are made in accordance with the terms of Rule 10b-18 under the Securities Exchange Act of 1934, as amended.  The timing and amount of any repurchase of shares will be determined by the Company’s management, based on its evaluation of market conditions, cash on hand and other factors.  The authorization will stay in effect until the aggregate authorized amount is expended or the authorization is modified by the Board of Directors.
Conference Call
The Company will host a conference call today, January 30, 2014, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). President and Chief Executive Officer, Raymond Zinn, and Chief Financial Officer, Bob DeBarr, will present an overview of the 2013 fourth quarter and full year financial results, discuss current business conditions, and then respond to questions.
The call is available, live, to any interested party, on a listen-only basis, by dialing (877) 407-0789. For international callers, please dial (201) 689-8562. A live webcast will also be available at the ‘Investors’ section of Micrel’s website at: www.micrel.com. An audio replay of the conference call will be available for all interested parties through February 6, 2014, by dialing (877) 870-5176 and entering the participant code 13574018. For international callers, please dial (858) 384-5517 and enter participant code 13574018. The webcast replay will also be available on the Company’s website.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, use of free cash flow, stock buyback and dividend programs, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns, and the nature and extent of macro-economic and industry trends. Forward-

Micrel Reports 2013 Fourth Quarter and Full Year Financial Results
January 30, 2014

looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, rescheduling, or delayed orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computing, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; challenges involving integration of acquired businesses and utilization of acquired technology, market adoption, revenue growth and margins of acquired products; changes in demand for the Company’s products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.
Non-GAAP Reporting
The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results. The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation. In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share. These non-GAAP results exclude the impact of stock-based compensation expense with related income taxes. Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items. The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.
Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented

Micrel Reports 2013 Fourth Quarter and Full Year Financial Results
January 30, 2014

in accordance with GAAP. It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.
About Micrel
Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide high-performance linear and power, LAN and timing and communications markets.  The Company's products include advanced mixed-signal, analog and power semiconductors, as well as high-performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA, with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.
-Financial Tables to Follow-

Micrel Reports 2013 Fourth Quarter and Full Year Financial Results
January 30, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net revenue	$60,007	$58,169	$62,334	$237,080	$250,112
Cost of revenue *	29,594	28,698	30,984	115,034	117,185
Gross profit	30,413	29,471	31,350	122,046	132,927
Gross profit %	50.7%	50.7%	50.3%	51.5%	53.1%

Operating expenses:
Research and development *	14,526	14,055	14,597	55,853	57,182
Selling, general and administrative *	11,325	11,184	12,824	45,803	48,010
Restructuring charges	1,376	—	—	1,376	—
Total operating expenses	27,227	25,239	27,421	103,032	105,192
Income from operations	3,186	4,232	3,929	19,014	27,735
Interest and other income (expense):
Interest income	109	121	158	482	712
Other expense	(34)	(87)	(32)	(264)	(153)
Interest and other income (expense), net	75	34	126	218	559
Income before provision for income taxes	3,261	4,266	4,055	19,232	28,294
(Benefit from) provision for income taxes	(103)	262	8,557	1,584	15,966
Net income (loss)	3,364	4,004	(4,502)	17,648	12,328
Less: Net income (loss) attributable to non-controlling interest	—	—	3	—	(10)
Net income (loss) attributable to Micrel, Incorporated	$3,364	$4,004	$(4,499)	$17,648	$12,318

Net income (loss) per share attributable to Micrel, Incorporated:
Basic	$0.06	$0.07	$(0.08)	$0.31	$0.21
Diluted	$0.06	$0.07	$(0.08)	$0.30	$0.20

Shares used in computing per share amounts:
Basic	56,908	57,752	58,172	57,803	59,623
Diluted	57,546	58,440	58,172	58,506	60,288

* Share-based compensation expense included in:
Cost of revenue	$276	$270	$338	$1,060	$1,178
Research and development	867	704	929	2,875	3,132
Selling, general and administrative	878	789	995	3,162	3,282
	$2,021	$1,763	$2,262	$7,097	$7,592

Micrel Reports 2013 Fourth Quarter and Full Year Financial Results
January 30, 2014

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GAAP net income (loss) attributable to Micrel, Incorporated	$3,364	$4,004	$(4,499)	$17,648	$12,318
Adjustments -
Share-based compensation included in:
Cost of revenues	276	270	338	1,060	1,178
Research and development	867	704	929	2,875	3,132
Selling, general and administrative	878	789	995	3,162	3,282
Restructuring charges	1,376	—	—	1,376	—
Tax effect of adjustments	(1,121)	(565)	(720)	(2,788)	(2,583)
R&D tax credit	(1,062)	—	—	(1,062)	—
Write-off of California deferred tax assets	—	—	7,627	—	7,627
Total adjustments to GAAP net income (loss)	1,214	1,198	9,169	4,623	12,636
Non-GAAP net income attributable to Micrel, Incorporated*	$4,578	$5,202	$4,670	$22,271	$24,954

Shares used in computing non-GAAP net income per share attributable to Micrel, Incorporated:
Basic	56,908	57,752	58,172	57,803	59,623
Diluted	57,546	58,440	58,790	58,506	60,288

GAAP net income per share - basic	$0.06	$0.07	$(0.08)	$0.31	$0.21
Total adjustments to GAAP net income	0.02	0.02	0.16	0.08	0.21
Non-GAAP net income per share - basic	$0.08	$0.09	$0.08	$0.39	$0.42

GAAP net income per share - diluted	$0.06	$0.07	$(0.08)	$0.30	$0.20
Total adjustments to GAAP net income	0.02	0.02	0.16	0.08	0.21
Non-GAAP net income per share - diluted	$0.08	$0.09	$0.08	$0.38	$0.41

* Non-GAAP results were reached by excluding share-based compensation expense and restructuring charges with related income tax effects, R&D tax credit and deferred tax asset adjustments. Non-GAAP results were presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company’s on-going operating performance after exclusion of these items.

Micrel Reports 2013 Fourth Quarter and Full Year Financial Results
January 30, 2014

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	December 31, 2013	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$88,593	$103,630
Restricted cash	1,116	291
Accounts receivable, net	29,437	27,683
Inventories	43,201	42,256
Prepaid taxes	4,513	4,090
Prepaid expenses and other	2,698	2,355
Deferred income taxes	21,662	19,811
Total current assets	191,220	200,116

LONG-TERM INVESTMENTS	4,195	4,159
PROPERTY, PLANT AND EQUIPMENT, NET	57,779	60,692
DEFERRED INCOME TAXES	1,581	16
GOODWILL	8,554	6,076
INTANGIBLE ASSETS, NET	11,749	7,906
OTHER ASSETS	1,046	2,489
TOTAL	$276,124	$281,454

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,502	$21,936
Deferred income on shipments to distributors	27,026	25,768
Other current liabilities	12,874	8,833
Total current liabilities	53,402	56,537

LONG-TERM INCOME TAXES PAYABLE	3,575	2,759
LONG-TERM DEFERRED INCOME TAXES	973	1,054
OTHER LONG-TERM LIABILITIES	201	—

SHAREHOLDERS' EQUITY
TOTAL SHAREHOLDERS' EQUITY	217,973	221,104
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$276,124	$281,454